SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported) November 1, 1996


                         ASTRONICS CORPORATION
_________________________________________________________________
       (Exact Name of Registrant as Specified in Charter)

New York                        0-7087             16-0959303
_________________________________________________________________
(State or Other              (Commission          (IRS Employer
Jurisdiction                 File Number)         Identification
of Incorporation)                                 No.)


1801 Elmwood Avenue, Buffalo, New York                    14207
_________________________________________________________________
(Address of Principal Executive Offices                 (Zip
Code)


Registrant's telephone number, including area code (716) 447-9013



                                   N/A
_________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)



















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Item 5.   Other Events.

          On November 1, 1996, Astronics Corporation issued the attached press release.

Item 7.   Exhibits.

          (i) Press release.
















































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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASTRONICS CORPORATION


                                          ASTRONICS CORPORATION
                                              (Registrant)


Date: November 1, 1996                  By:/s/ Kevin T. Keane
                                           Kevin T. Keane
                                           President and Chief
                                            Executive Officer

                         [PRESS RELEASE]


FOR IMMEDIATE RELEASE

                      Astronics Corporation
        Announces the Divestiture of its Rodgard Division


BUFFALO, NY, NOVEMBER 1, 1996. . .Astronics Corporation (Nasdaq:
ATRO) today announced that it sold its Rodgard division to Hutchinson Industries, Inc. of Trenton, NJ, in a cash transaction for approximately $2,250,000.

Kevin T. Keane, President and Chief Executive Officer, stated that "the sale of Rodgard completes the company's divestiture of operations that are not directly related to its strategic focus on the Specialized Packaging and Printing and Electronic System businesses." Rodgard's sales for the first nine months of 1996 were approximately $1.5 million.

Mr. Keane further stated, "this divestiture is not expected to have a material impact on our bottom line for the year. We will use the cash generated by this sale to reduce our long-term indebtedness."

Hutchinson Industries and its French parent, Hutchinson S.A., are the world leaders in the runflat, tire insert business.

For further information, contact John M. Yessa, Vice President-
Finance, Astronics Corporation; (716) 447-9013, Ext. 439.
Astronics Corporation, 1801 Elmwood Avenue, Buffalo, NY 14207.



























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